EXHIBIT 99.01

KANA Software Announces Preliminary Financial Results for Third Quarter 2005

MENLO PARK, Calif. — (BUSINESS WIRE)— November 7, 2005 - KANA Software, Inc. (KANA.PK), a leading provider of Service Resolution Management (SRM) solutions, today announced preliminary financial results for the third quarter ended September 30, 2005.

KANA estimates that its revenues for the third quarter of 2005 were between $10.8-$11.0 million. This would mark the third consecutive quarter of total revenue growth for the company. Approximately $1.8-$2.0 million is expected to be recognized as second quarter license revenue.

KANA’s cash position as of September 30, 2005 was approximately $14.0-$14.2 million, including the $4 million in proceeds received through the September 30, 2005 financing.

“We are pleased with the quarter’s revenue results. In addition, we estimate that the quarterly cost of revenues including sales and marketing, research and development and general administrative expenses were below $12.5 million in the third quarter, ahead of our previously issued expense plan,” said Michael Fields, CEO at KANA. “Regarding our listing status change, it has not and will not in any way effect the day-to-day operations of KANA and our commitment to absolute customer satisfaction.”

KANA will host a conference call today at 1:30 PT. The live webcast can be accessed through the investor relations page at www.kana.com.

About KANA

KANA is a leading provider of Service Resolution Management (SRM) solutions that improve customer satisfaction, reduce service costs, and increase revenues. KANA’s award-winning suite of customer service solutions for assisted, self, and proactive service enables companies to resolve customer requests quickly and accurately across multiple channels. Built on the industry’s most advanced web architecture, KANA’s solutions are in use at approximately half of the world’s largest 100 companies. For more information visit www.kana.com.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA’s expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include statements about KANA’s plans to recruit a new chief executive officer, (and the responsibilities of its management team.) All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on eCRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Contact:

KANA Software

Jessica Hohn, 603-665-1306

jhohn@kana.com

Investors:

Market Street Partners

Carolyn Bass or Susan Coss, 415-445-3240

kana@marketstreetpartners.com